UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2023

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	CSX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2023, CSX Corporation (the “Company”) announced the appointment of Michael A. Cory, age 61, to serve as the Company’s Executive Vice President and Chief Operating Officer, effective September 25, 2023. Mr. Cory’s appointment is the culmination of the Company’s search for a new head of all operations functions.

Mr. Cory is a seasoned railroad executive with more than 40 years of operations experience. He previously served as executive vice president and chief operating officer of the Canadian National Railway Company (“CN”), from 2016 to 2019. Mr. Cory started with CN in 1981, and throughout his long-tenured career with the railroad, he held various operational positions, and also customer service and marketing positions. He currently serves as the president of CFG Consulting Inc., where he provides transportation consulting services.

In connection with Mr. Cory’s appointment, the Compensation and Talent Management Committee of the Board of Directors of the Company approved a compensation package under which Mr. Cory will receive an initial annual base salary of $725,000 and will have an initial annual target bonus opportunity under the Company’s Management Incentive Compensation Plan (the “MICP”) of 100% of base salary. Mr. Cory will also participate in the Company’s long-term incentive plans, with an initial grant date target value of $3,150,000, on a substantially similar basis as other similarly situated executives of the Company. For the remainder of 2023, he will participate in both the 2023 MICP and the Company’s 2023-2025 Long-Term Incentive Plan (the “2023-2025 LTIP”) on a prorated basis for time served in order to align his incentive compensation with the Company’s other similarly situated senior executives. Therefore, on or as soon as practicable after his start date, Mr. Cory will receive a prorated grant of performance units and restricted stock units for the 2023-2025 LTIP. In addition, Mr. Cory will receive a sign-on equity award under the Company’s 2019 Stock and Incentive Award Plan having a grant date target value of $1,000,000, comprised of restricted stock units that will cliff vest on the third anniversary of his start date with the Company or September 25, 2026. The Company will also provide Mr. Cory with temporary corporate housing in Jacksonville, Florida for an initial nine-month period following his start date, and reimbursement for specified relocation expenses, on a substantially similar basis as other similarly situated executives of the Company. He will also participate in the Company’s Executive Severance Plan and will be expected to sign the Company’s standard form non-compete agreement and change of control agreement, each with terms consistent with those applicable to the Company’s other similarly situated senior executives.

There are no arrangements or understandings pursuant to which Mr. Cory was selected for his position. He has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and he does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On September 8, 2023, the Company issued a press release announcing the leadership change mentioned above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being furnished herewith:

99.1	Press Release, dated September 8, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

	By:	/s/ Nathan D. Goldman
		Name:	Nathan D. Goldman
		Title:	Executive Vice President – Chief Legal Officer & Corporate Secretary

DATE: September 8, 2023